Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Second Quarter 2023

GAAP net revenue increased 62% to $1.4 billion

GAAP net loss per share was $1.54

GAAP net cash provided by operating activities for the six-months ended September 30, 2022 was $155.4 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) for the six-months ended September 30, 2022 was $(17.1) million

Net Bookings grew 53% to $1.5 billion

Company updates outlook for fiscal year 2023, including Net Bookings of $5.4 billion to $5.5 billion

New York, NY – November 7, 2022 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for the second quarter of its fiscal year 2023, ended September 30, 2022, reflecting its first full quarter of operations since the combination with Zynga earlier this year. In addition, the Company revised its outlook for fiscal year 2023, ending March 31, 2023, and provided its initial outlook for the third quarter of fiscal year 2023, ending December 31, 2022. For further information, please see the second quarter fiscal 2023 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

Second Quarter Fiscal 2023 Financial Highlights

GAAP net revenue increased 62% to $1.4 billion, as compared to $858.2 million in last year’s fiscal second quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content, in game purchases and in-game advertising) increased 95% and accounted for 79% of total GAAP net revenue. Digitally-delivered GAAP net revenue increased 69% to $1.3 billion, as compared to $779.1 million in last year’s fiscal second quarter, and accounted for 95% of total GAAP net revenue. The largest contributors to GAAP net revenue were NBA® 2K22 and NBA 2K23;

Grand Theft Auto® Online and Grand Theft Auto V; Empires & Puzzles™; Rollic's hyper-casual portfolio; Toon Blast™; Red Dead Redemption® 2 and Red Dead Online; Words With Friends™; Merge Dragons!™; and Toy Blast™.

GAAP net loss was $257.0 million, or $1.54 per share, as compared to net income of $10.2 million, or $0.09 per diluted share, for the comparable period last year.

During the six-month period ended September 30, 2022, GAAP net cash provided by operating activities was $155.4 million, as compared to $283.7 million in the same period last year. During the six-month period ended September 30, 2022, Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $(17.1) million, as compared to $56.1 million in the same period last year (please see the section below titled “Non-GAAP Financial Measures” for additional information). As of September 30, 2022, the Company had cash and short-term investments of $1.3 billion and debt of $3.3 billion.

The following data, together with a management reporting tax rate of 18%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2022
		Financial Data
GAAP	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition	Gain on fair value adjustments, net
Total net revenue	$1,393.5	111.3
Cost of revenue	713.9	10.6	(8.0)	(201.4)
Gross profit	679.6	100.7	8.0	201.4
Operating expenses	932.1		(99.9)	(119.0)	(25.8)
(Loss) income from operations	(252.5)	100.7	107.9	320.4	25.8
Interest and other, net	(50.5)	3.5			12.6
(Loss) gain on fair value adjustments, net	1.9				(1.4)	(0.5)
(Loss) income before income taxes	(301.1)	104.2	107.9	320.4	37.0	(0.5)

Non-GAAP
EBITDA	65.3	100.7	107.9		37.0

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 168.6 million.

Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal second quarter 2023, total Net Bookings grew 53% to $1.5 billion, as compared to $984.9 million during last year’s fiscal second quarter. Net Bookings from recurrent consumer spending grew 76% and accounted for 80% of total Net Bookings. Digitally-delivered Net Bookings were up 62% to $1.4 billion, as compared to $876.1 million in last year’s fiscal second quarter, and accounted for 94% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K23 and NBA 2K22; Grand Theft Auto Online and Grand Theft Auto V; Rollic's hyper-casual portfolio; Empires & Puzzles; Toon Blast; Words With Friends; Merge Dragons!; Red Dead Redemption 2 and Red Dead Online; and Toy Blast.

Management Comments

“We posted another consecutive quarter of solid results, with Net Bookings of $1.5 billion, underscoring our ability to launch exciting new games and content updates across our portfolio,” said Strauss Zelnick, Chairman and CEO of Take-Two. "We continue to make excellent progress with our integration of Zynga, and we remain highly optimistic about the vast, long-term growth potential for the mobile industry, which is expected to reach over $160 billion in gross bookings within the next four years."

"We now expect to deliver Net Bookings of $5.4 to $5.5 billion in Fiscal 2023. Our reduced forecast reflects shifts in our pipeline, fluctuations in FX rates, and a more cautious view of the current macroeconomic backdrop, particularly in mobile."

"Despite these headwinds and their effect on our guidance for the year, we remain highly confident in our diverse and extensive development pipeline that we expect will deliver us sequential years of growth and record performance. Take-Two has a proven strategy and consistent track record of success, driven by our core tenets: we aspire to be the most creative, the most innovative, and the most efficient entertainment company in the world. As we strive to capitalize on the numerous opportunities ahead of us, we are committed to creating significant long-term value for our shareholders."

COVID-19 Update

At Take-Two, our number one priority has remained the health and safety of our employees and their families. The majority of our global offices have reopened. We continue to follow protocols from local governments and health officials to ensure that we are adhering to their safety standards.

Business and Product Highlights

Since July 1, 2022:

Rockstar Games:
Rockstar Games continued to provide an array of free content for their vast and growing online communities, including:
•Throughout the period, Rockstar Games continued to support Grand Theft Auto Online with new gameplay additions and vehicles, as well as weekly rewards, bonuses, and special seasonal events.
•Starting July 26, Grand Theft Auto Online launched its latest major update, The Criminal Enterprises, introducing expanded gameplay across the Criminal Careers of Executives, Bikers, Nightclub Owners, and Gunrunners, as well as the opportunity to work with federal agents to uncover a criminal conspiracy in the new Operation Paper Trail series of Contact Missions. The update also featured a range of new vehicles, and more, including the new Community Series, showcasing some of the most fun and unique experiences created by players across the globe. This major update also delivered a host of overall improvements to the gameplay experience, including increased payouts across a wide array of activities and several other player-requested features.
•To celebrate Halloween, Grand Theft Auto Online delivered a month-long schedule of events and gameplay, including the Beast vs. Slasher Adversary Mode, enhanced rewards and payouts, spooky items, and more.
•Through the GTA+ membership program, enrolled members benefit from a rotation of numerous exclusive in-game benefits, including vehicles, upgrades, and gear every month.
•Rockstar Games continued to support Red Dead Online with new telegram missions, showdown maps, and seasonal content, including a new Halloween Hardcore Telegram Mission, new All Hallows' Call to Arms locations, The Halloween Pass 2, and more.

2K:
•On September 9th, released NBA 2K23, the latest iteration of the top-rated NBA video game simulation series of the past 21 years. NBA 2K23 offers an authentic and hyper-real basketball experience showcasing all-new gameplay innovations and animations, the coveted return of the Jordan Challenge mode, an immersive online community experience, and so much more. Phoenix Suns' shooting guard, three-time NBA All-Star, and 2021-22 Kia All-NBA First Team selection, Devin Booker, is featured on this year's Standard Edition and cross-gen Digital Deluxe Edition. The iconic Michael Jordan – a six-time NBA Champion and five-time Kia NBA Most Valuable Player, regarded as one of the greatest basketball players of all time – appears on the NBA 2K23 Michael Jordan Edition and the brand-new NBA 2K23 Championship Edition retailing for $149.99, which for the first time ever, includes a 12-month subscription to NBA League Pass, among other perks. In the U.S. and Canada, players can purchase the NBA 2K23 WNBA Edition, which features Phoenix Mercury's two-time Kia WNBA Finals MVP, three-time WNBA Champion, WNBA all-time leading scorer, and five-time Olympic gold medalist Diana Taurasi, along with Seattle Storm's four-time WNBA Champion, 13-time WNBA All-Star, WNBA all-time assists leader, and five-time Olympic gold medalist, Sue Bird. This marks the second cover in which NBA 2K celebrates WNBA athletes.
•Continued to drive engagement for NBA 2K23 with the launch of seasons that feature new songs by top artists, apparel, themed events, and more.
•On October 18th, 2K released NBA 2K23 Arcade Edition, the authentic mobile experience for the NBA 2K basketball game on Apple Arcade. The experience includes the all-new “The Greatest” mode, which features 20 of the “Greatest of All-Time” NBA players from the current NBA season at launch, along with official NBA commentary for a more immersive and realistic NBA gameplay experience. This is in addition to a variety of features and modes that offer more ways to play, including Association Mode, where aspiring coaches can play out becoming the GM or Head Coach of their favorite NBA Franchise or build out their dream team.
•On October 14th, 2K released PGA TOUR® 2K23, the latest entry in the golf simulation video game franchise. Featuring PGA TOUR icon and all-time sports great Tiger Woods as cover athlete, PGA TOUR 2K23 celebrates Woods’ legacy by introducing him as both a playable in-game pro and an Executive Director advising the game’s development team. PGA TOUR 2K23 included 20 licensed courses at launch, including the industry-leading Course Designer, offering players the opportunity to build their dream courses and share them with a global online community. PGA TOUR 2K23 also offers new casual modes to help new players get into the game, while giving seasoned players new challenges and opportunities to work on their skills. The introduction of Topgolf offers a unique experience emulating the popular golf entertainment phenomenon, where players can aim for targets and try to earn the highest score. Training mode offers multiple ways to develop skills, including swing calibration, lessons, chipping practice, a driving range and a putting green.
•On July 19th, 2K introduced its fifth DLC pack for WWE 2K22, entitled the Whole Dam Pack.
•On October 5th, WWE Supercard released a Halloween-themed content drop featuring the infamous Chucky character from the Child’s Play horror film franchise, which coincided with the Season 2 premiere of the Chucky TV series on USA/Syfy.
•On August 11th, 2K and Gearbox Software continued to support their successful new franchise, Tiny Tina's Wonderlands, with the fourth DLC pack for the title, Shattering Spectreglass.
•On September 9th, 2K and Marvel Entertainment announced that Marvel's Midnight Suns will launch on December 2nd for Windows PC, Xbox Series X|S and PlayStation 5 and will be preceded by five Prequel Shorts that detail the backstory of the young core of the Midnight Suns and the otherworldly evil they're up against in Lilith. The announcement was made as part of the Disney and Marvel GAMES SHOWCASE and featured a new gameplay trailer that highlights the full breadth of what players can do in Marvel's Midnight Suns.
•On October 21st, 2K and Gearbox Software launched New Tales from the Borderlands, a standalone, choice-based interactive narrative adventure set in the Borderlands universe. The title contains a number of compelling narrative dynamics and features that bring the cinematic experience to new heights.
•On October 24th, 2K and Supermassive Games launched a new Halloween-themed DLC for The Quarry featuring a classic makeover with new character outfits inspired by ‘50s horror. Entitled the 50s Throwback Character Outfit DLC, the update was free for new and returning players for a limited time, after which it was available for individual purchase.

Private Division:
•On August 15th, Private Division announced that they signed a new publishing agreement with Wētā Workshop, best known for their work on Middle-earth for The Lord of the Rings film trilogy. In 2014 Wētā Workshop founded an interactive game division and are now developing a new game set in the Middle-earth universe of J.R.R. Tolkien. Middle-earth Enterprises have licensed the literary works of the series, providing Wētā Workshop with the broadest creative license to interpret the underlying lore of the books. The title is in early development and is expected to launch during Take-Two’s Fiscal Year 2024.
•On August 16th, Private Division and Roll7 launched Rollerdrome, an all-new, wildly imaginative third-person shooter-skater. Rollerdrome brings together arena combat, fluid movement and technical tricks to create “flow-state mayhem.” This new IP comes from Roll7, the BAFTA and multi-award-winning London based studio famous for making beloved and remarkable games like OlliOlli, OlliOlli 2: Welcome to Olliwood, OlliOlli World, Laser League, and NOT A HERO.
•On October 21st, Private Division and Intercept games announced that they will launch Kerbal Space Program 2, the sequel to the beloved rocket building sim, in Early Access for PC on Steam, Epic Games Store, and other digital storefronts. Those that purchase KSP2 in Early Access will help inform the future development of the game by providing feedback directly to Intercept Games leading up to the full launch of the title.

Zynga:
•On July 19th, Words With Friends celebrated its 13th anniversary.
•On August 31st, Merge Dragons! introduced Treasure Tower, a new feature where players can climb a magical tower floor-by-floor, revealing mystery rewards and magical creatures.
•Zynga Poker celebrated its 15th anniversary with an action-packed 21-day event in September, capped off with a giveaway of 15 billion chips to a few lucky players.
•On September 1st, Socialpoint partnered with AMC Networks to bring new The Walking Dead experiences to its Dragon City and Monster Legends games. As part of the collaboration, a new VIP Family has appeared in-game, comprising six playable dragons and monsters, respectively, with unique attributes based on iconic characters from The Walking Dead.
•On September 6th, FarmVille 2 (web only) celebrated its 10th anniversary with a 26-day celebration of pre-anniversary teaser videos, in-game events, and real-world giveaways.
•On September 12th, Zynga completed the acquisition of Storemaven, a world leader in mobile growth and App Store Optimization technologies. The Storemaven team will combine its innovative mobile technologies with Zynga’s expansive global portfolio and Chartboost’s advertising platform. With this acquisition, Zynga aims to enhance its usage and investment in state-of-the-art growth technologies, augment its leadership position in reaching mass audiences, and further its mission to connect the world through games.
•On September 16th, CSR2 exclusively unveiled Pagani’s new multi-million-dollar hypercar – only their third model – named ‘Utopia’.
•On September 20th, Harry Potter: Puzzles & Spells celebrated its second anniversary with a slate of in-game events while revealing magical milestones such as players forming over 649,000 in-game clubs and completing more than 5.2 billion puzzles since launch.

•Rollic surpassed 2 billion lifetime downloads worldwide and has now launched 19 titles that have reached the #1 or #2 most downloaded game position in the U.S. App Store.

Outlook for Fiscal 2023

Take-Two is revising its outlook for the fiscal year ending March 31, 2023, and is providing its initial outlook for its fiscal third quarter ending December 31, 2022:

Fiscal Year Ending March 31, 2023

•GAAP net revenue is expected to range from $5.41 to $5.51 billion
•GAAP net loss is expected to range from $674 to $631 million
•GAAP net loss per share is expected to range from $4.22 to $3.95
•Share count used to calculate GAAP net loss per share is expected to be 159.8 million
•Share count used to calculate management reporting diluted net income per share is expected to be 161.6 million(1)
•Net cash provided by operating activities is expected to be over $630 million
•Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $650 million (2)
•Capital expenditures are expected to be approximately $150 million
•Net Bookings (operational metric) are expected to range from $5.4 to $5.5 billion
•EBITDA (Non-GAAP) is expected to range from $465 to $514 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2023
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Loss on long-term investments, net	Amortization of acquired intangibles	Business acquisition
GAAP
Total net revenue	$5,410 to $5,510	$(10)
Cost of revenue	$2,611 to $2,642	$10	$14		$(694)
Operating expenses	$3,398 to $3,418		$(323)		$(332)	$(153)
Interest and other, net	$176	$(5)		$(48)		$(13)
(Loss) income before income taxes	$(775) to $(726)	$(15)	$309	$48	$1,026	$166

Non-GAAP
EBITDA	$465 to $514	$(20)	$309	$48		$153

Third Quarter Ending December 31, 2022

•GAAP net revenue is expected to range from $1.43 to $1.48 billion
•GAAP net loss is expected to range from $160 to $142 million
•GAAP net loss per share is expected to range from $0.95 to $0.85
•Share count used to calculate GAAP net loss per share is expected to be 167.7 million
•Share count used to calculate management reporting diluted net income per share is expected to be 169.2 million(4)
•Net Bookings (operational metric) are expected to range from $1.41 to $1.46 billion
•EBITDA (Non-GAAP) is expected to range from $164 to $185 million

The Company is also providing selected data and its management reporting tax rate of 18%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2022
		Financial Data
$ in millions	Outlook (3)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of intangible assets	Business acquisition
GAAP
Total net revenue	$1,430 to $1,480	$(20)
Cost of revenue	$690 to $710	$10	$(2)	$(198)
Operating expenses	$897 to $907		$(80)	$(97)	$(5)
Interest and other, net	$31				$(1)
(Loss) income before income taxes	$(188) to $(168)	$(30)	$82	$294	$6

Non-GAAP
EBITDA	$164 to $185	$(30)	$82		$5

1)Includes 159.8 million basic shares and 1.8 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.
2)Adjusted for changes in restricted cash
3)The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
4)Includes 167.7 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants and the potential dilution from convertible notes.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4, as well as continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since July 1, 2022:

Label	Product	Platforms	Release Date
Rockstar Games	The Criminal Enterprises Summer Update	PS4, PS5, Xbox One, Xbox Series X/S, PC	July 26, 2022
2K	Tiny Tina's Wonderlands: Shattering Spectreglass (DLC)	PS4, PS5, Xbox One, Xbox Series X/S, PC (Steam & Epic Games Store)	August 11, 2022
Private Division	Rollerdrome	PS4, PS5, PC (Steam) (digital only)	August 16, 2022
2K	NBA 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC, Switch	September 9, 2022
2K	PGA TOUR 2K23	PS4, PS5, Xbox One, Xbox Series X|S, PC (Steam)	October 14, 2022
2K	NBA 2K23 Arcade Edition	Apple Arcade	October 18, 2021
2K	New Tales From The Borderlands	PS4, PS5, Xbox One, Xbox Series X/S, PC (Steam & Epic Games Store), Switch	October 21, 2022
Private Division	OlliOlli World: Finding the Flowzone (DLC)	PS4, PS5, Xbox One, Xbox Series X/S, PC, Switch (Digital Only)	November 2, 2022

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	Marvel's Midnight Suns	PS5, Xbox Series X|S, PC (Steam and Epic Games Store)	December 2, 2022
Private Division	Kerbal Space Program 2 (Early Access)	PC (Steam, Epic Games Store, other digital storefronts)	February 24, 2023
2K	WWE 2K23	TBA	Fiscal 2023
Rockstar Games	Grand Theft Auto: The Trilogy - The Definitive Edition	iOS, Android	TBA
2K	Marvel's Midnight Suns	PS4, Xbox One, Switch	TBA
Zynga	Star Wars Hunters	iOS, Android, Switch	TBA

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, and EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. The Company has chosen to report EBITDA in light of the recent closing of the Zynga acquisition, including the related debt financing. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.
These Non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. These Non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating these Non-GAAP financial measures used by the Company. Management believes that the presentation of these Non-GAAP financial measures provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses these Non-GAAP financial measures in assessing the Company's operating results and in planning and forecasting. A reconciliation of these Non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10−Q for the period ended September 30, 2022.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Zynga. Our products are designed for console systems, personal computers, and Mobile, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms, and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.
Cautionary Note Regarding Forward-Looking Statements
Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net revenue:
Game	$1,218.8	$832.7	$2,238.0	$1,629.0
Advertising	174.7	25.5	257.9	42.5
Total net revenue	1,393.5	858.2	2,495.9	$1,671.5
Cost of revenue:
Software development costs and royalties	289.9	144.9	455.0	231.9
Product costs	204.5	66.1	321.4	113.0
Internal royalties	124.3	159.6	217.7	305.0
Licenses	95.2	86.1	155.6	136.5
Total cost of revenue	713.9	456.7	1,149.7	786.4
Gross profit	679.6	401.5	1,346.2	885.1
Selling and marketing	444.4	136.0	716.4	239.9
General and administrative	214.6	127.8	451.7	232.2
Research and development	243.2	101.5	417.0	193.8
Depreciation and amortization	29.9	16.1	51.0	28.6
Total operating expenses	932.1	381.4	1,636.1	694.5
(Loss) income from operations	(252.5)	20.1	(289.9)	190.6
Interest and other, net	(50.5)	(0.6)	(79.8)	(1.6)
Gain (loss) on fair value adjustments, net	1.9	0.4	(37.7)	2.4
(Loss) income before income taxes	(301.1)	19.9	(407.4)	191.4
(Benefit from) provision for income taxes	(44.1)	9.7	(46.4)	28.9
Net (loss) income	$(257.0)	$10.2	$(361.0)	$162.5

Earnings (loss) per share:
Basic (loss) earnings per share	$(1.54)	$0.09	$(2.38)	$1.40
Diluted (loss) earnings per share	$(1.54)	$0.09	$(2.38)	$1.39
Weighted average shares outstanding
Basic	166.9	115.8	151.8	115.7
Diluted	166.9	116.8	151.8	116.9
Computation of Basic EPS:
Net (loss) income	$(257.0)	$10.2	$(361.0)	$162.5
Weighted average shares outstanding - basic	166.9	115.8	151.8	115.7
Basic (loss) earnings per share	$(1.54)	$0.09	$(2.38)	$1.40
Computation of Diluted EPS:
Net (loss) income	$(257.0)	$10.2	$(361.0)	$162.5
Weighed average shares outstanding - basic	166.9	115.8	151.8	115.7
Add: dilutive effect of common stock equivalents	—	1.0	—	1.2
Weighted average common shares outstanding - diluted	166.9	116.8	151.8	116.9
Diluted (loss) earnings per share	$(1.54)	$0.09	$(2.38)	$1.39

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	September 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$956.4	$1,732.1
Short-term investments	348.0	820.1
Restricted cash and cash equivalents	591.7	359.8
Accounts receivable, net of allowances of $1.3 and $0.4 at September 30, 2022 and March 31, 2022, respectively	831.4	579.4
Software development costs and licenses	89.0	81.4
Contract assets	87.6	104.9
Prepaid expenses and other	347.0	193.4
Total current assets	3,251.1	3,871.1
Fixed assets, net	333.8	242.0
Right-of-use assets	298.3	217.2
Software development costs and licenses, net of current portion	907.8	755.9
Goodwill	6,871.5	674.6
Other intangibles, net	5,362.9	266.5
Deferred tax assets	115.9	73.8
Long-term restricted cash and cash equivalents	109.3	103.5
Other assets	242.3	341.7
Total assets	$17,492.9	$6,546.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$162.8	$125.9
Accrued expenses and other current liabilities	1,733.9	1,074.9
Deferred revenue	1,164.7	865.3
Lease liabilities	55.6	38.9
Short-term debt	350.0	—
Total current liabilities	3,467.0	2,105.0
Long-term debt, net	2,935.5	—
Non-current deferred revenue	29.1	70.9
Non-current lease liabilities	329.9	211.3
Non-current software development royalties	119.3	115.5
Deferred tax liabilities, net	871.5	21.8
Other long-term liabilities	307.1	212.1
Total liabilities	$8,059.4	$2,736.6
Commitments and contingencies (See Note 12)
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized; no shares issued and outstanding at September 30, 2022 and March 31, 2022	—	—
Common stock, $0.01 par value, 300.0 and 200.0 shares authorized; 191.2 and 139.0 shares issued and 167.5 and 115.4 outstanding at September 30, 2022 and March 31, 2022, respectively	1.9	1.4
Additional paid-in capital	8,760.5	2,597.2
Treasury stock, at cost; 23.7 and 23.7 common shares at September 30, 2022 and March 31, 2022, respectively	(1,020.6)	(1,020.6)
Retained earnings	1,928.0	2,289.0
Accumulated other comprehensive loss	(236.3)	(57.3)
Total stockholders' equity	$9,433.5	$3,809.7
Total liabilities and stockholders' equity	$17,492.9	$6,546.3

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Six Months Ended September 30,
	2022	2021
Operating activities:
Net (loss) income	$(361.0)	$162.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	81.7	95.3
Stock-based compensation	151.8	96.2
Noncash lease expense	23.3	19.6
Amortization of intellectual property	438.2	33.7
Depreciation	38.9	28.4
Impairment of software development costs and licenses	23.3	65.0
Amortization of debt issuance costs	10.5	—
Interest expense	49.5	—
Fair value adjustments	38.2	—
Other, net	(37.4)	2.1
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	15.2	(242.8)
Software development costs and licenses	(252.2)	(263.2)
Prepaid expenses and other current and other non-current assets	(44.7)	(47.2)
Deferred revenue	(57.4)	32.7
Accounts payable, accrued expenses and other liabilities	37.5	301.4
Net cash provided by operating activities	155.4	283.7
Investing activities:
Change in bank time deposits	124.4	1.0
Sale and maturities of available-for-sale securities	354.3	353.4
Purchases of available-for-sale securities	—	(492.6)
Purchases of fixed assets	(99.4)	(111.2)
Proceeds from sale of long-term investment	20.6	—
Purchases of long-term investments	(7.6)	(3.1)
Business acquisitions	(3,156.9)	(131.6)
Acquisition related earn-outs	(26.0)	—
Net cash used in investing activities	(2,790.6)	(384.1)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(77.7)	(53.4)
Issuance of common stock	11.4	9.2
Payment for settlement of convertible notes	(1,166.8)	—
Proceeds from issuance of debt	3,248.9	—
Cost of debt	(22.4)	—
Settlement of capped calls	140.1	—
Loan repayment	—	(0.2)
Repurchase of common stock	—	(200.0)
Net cash provided by (used in) financing activities	2,133.5	(244.4)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(36.2)	(0.7)
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(537.9)	(345.5)
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year	2,195.3	2,060.2
Cash, cash equivalents, and restricted cash and cash equivalents, end of period	$1,657.4	$1,714.7

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$842.9	60%	$514.9	60%
International	550.6	40%	343.3	40%
Total net revenue	$1,393.5	100%	$858.2	100%

Net Bookings by geographic region
United States	$947.3	63%	$603.8	61%
International	557.6	37%	381.1	39%
Total Net Bookings	$1,504.9	100%	$984.9	100%

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,319.2	95%	$779.1	91%
Physical retail and other	74.3	5%	79.1	9%
Total net revenue	$1,393.5	100%	$858.2	100%

Net Bookings by distribution channel
Digital online	$1,420.9	94%	$876.1	89%
Physical retail and other	84.0	6%	108.8	11%
Total Net Bookings	$1,504.9	100%	$984.9	100%

	Three Months Ended September 30, 2022		Three Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$551.9	40%	$596.1	69%
Mobile	730.1	52%	115.1	13%
PC and other	111.5	8%	147.0	17%
Total net revenue	$1,393.5	100%	$858.2	100%

Net Bookings by platform mix
Console	$677.1	45%	$724.3	74%
Mobile	712.9	47%	105.9	11%
PC and other	114.9	8%	154.6	16%
Total Net Bookings	$1,504.9	100.0%	$984.8	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in millions)

	Six Months Ended September 30, 2022		Six Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$1,525.8	61%	$1,008.1	60%
International	970.1	39%	663.4	40%
Total net revenue	$2,495.9	100%	$1,671.5	100%

Net Bookings by geographic region
United States	$1,570.1	63%	$1,022.6	60%
International	937.3	37%	673.7	40%
Total Net Bookings	$2,507.4	100%	$1,696.3	100%

	Six Months Ended September 30, 2022		Six Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$2,357.0	94%	$1,519.9	91%
Physical retail and other	138.9	6%	151.6	9%
Total net revenue	$2,495.9	100%	$1,671.5	100%

Net Bookings by distribution channel
Digital online	$2,376.9	95%	$1,556.5	92%
Physical retail and other	130.5	5%	139.8	8%
Total Net Bookings	$2,507.4	100%	$1,696.3	100%

	Six Months Ended September 30, 2022		Six Months Ended September 30, 2021
	Amount	% of total	Amount	% of total
Net revenue by platform mix
Console	$1,159.1	46%	$1,198.5	72%
Mobile	1,099.7	44%	197.4	12%
PC and other	237.1	10%	275.6	16%
Total net revenue	$2,495.9	100%	$1,671.5	100%

Net Bookings by platform mix
Console	$1,180.8	47%	$1,215.9	72%
Mobile	1,082.6	43%	195.7	13%
PC and other	244.0	10%	284.7	17%
Total Net Bookings	$2,507.4	100.0%	$1,696.3	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended September 30, 2022	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue- Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$1,393.5	$289.9	$204.5	$124.3	$95.2
Net effect from deferred revenue and related cost of revenue	111.3	8.7	0.4		1.5
Stock-based compensation		(8.0)
Amortization and impairment of acquired intangibles		(201.4)

Three Months Ended September 30, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$444.4	$214.6	$243.2	$29.9	$(50.5)	$1.9
Net effect from deferred revenue and related cost of revenue					3.5
Stock-based compensation	(17.5)	(44.2)	(38.2)
Amortization and impairment of acquired intangibles	(101.0)		(9.2)	(8.8)
Acquisition related expenses	(1.2)	(22.8)	(1.8)		12.6	(1.4)
Gain on fair value adjustments, net						(0.5)

Three Months Ended September 30, 2021	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$858.2	$144.9	$66.1	$159.6	$86.1
Net effect from deferred revenue and related cost of revenue	126.7	6.4	1.6		0.5
Stock-based compensation		(10.4)
Amortization and impairment of acquired intangibles		(14.0)

Three Months Ended September 30, 2021	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on fair value adjustments, net
As reported	$136.0	$127.8	$101.5	$16.1	$(0.6)	$0.4
Net effect from deferred revenue and related cost of revenue					0.9
Stock-based compensation	(7.1)	(16.7)	(13.0)
Amortization and impairment of acquired intangibles	(1.8)		(1.6)	(0.3)
Impact of business reorganization		(0.3)
Acquisition related expenses		(23.4)
Gain on fair value adjustments, net						(0.4)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)
Six Months Ended September 30, 2022	Net revenue	Cost of revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue- Internal royalties	Cost of revenue- Licenses
As reported	$2,495.9	$455.0	$321.4	$217.7	$155.6
Net effect from deferred revenue and related cost of revenue	11.4	10.2	(3.0)		1.5
Stock-based compensation		25.4
Amortization and impairment of acquired intangibles		(297.7)

Six Months Ended September 30, 2022	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$716.4	$451.7	$417.0	$51.0	$(79.8)	$(37.7)
Net effect from deferred revenue and related cost of revenue					5.1
Stock-based compensation	(53.2)	(64.7)	(59.3)
Amortization and impairment of acquired intangibles	(116.0)		(10.3)	(12.8)
Acquisition related expenses	(6.4)	(124.4)	(11.2)		21.0	37.9
Gain on long-term investments, net						(0.2)

Six Months Ended September 30, 2021	Net revenue	Cost of goods revenue- Software development costs and royalties	Cost of revenue - Product costs	Cost of revenue - Internal royalties	Cost of revenue - Licenses
As reported	$1,671.5	$231.9	$113.0	$305.0	$136.5
Net effect from deferred revenue and related cost of revenue	24.7	3.6	(3.5)		0.4
Stock-based compensation		(22.4)
Amortization and impairment of acquired intangibles		(25.1)

Six Months Ended September 30, 2021	Selling and marketing	General and administrative	Research and development	Depreciation and amortization	Interest and other, net	Gain (loss) on long-term investments, net
As reported	$239.9	$232.2	$193.8	$28.6	$(1.6)	$2.4
Net effect from deferred revenue and related cost of revenue					0.3
Stock-based compensation	(15.2)	(33.9)	(24.8)
Amortization and impairment of acquired intangibles	(3.7)		(3.4)	(0.7)
Impact of business reorganization		(0.4)
Acquisition related expenses		(25.6)
Gain on long-term investments, net						(2.4)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)

	Six Months Ended September 30,
	2022	2021
Net cash from operating activities	$155.4	$283.7
Net change in Restricted cash (1)	(172.5)	(227.6)
Adjusted Unrestricted Operating Cash Flow	$(17.1)	$56.1

	Six Months Ended September 30,
	2022	2021
Restricted cash beginning of period	$463.3	$637.4
Restricted cash end of period	701.0	857.8
Restricted cash related to acquisitions	(65.2)	7.1
(1) Net change in Restricted cash	$(172.5)	$(227.6)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(257.0)	$10.2	$(361.0)	$162.5
(Benefit from) provision for income taxes	(44.1)	$9.7	$(46.4)	$28.9
Interest expense (income)	24.9	$(1.5)	$49.9	$(2.2)
Depreciation and amortization	29.9	16.1	51.0	28.6
Amortization of acquired intangibles	311.6	14.6	424.0	32.4
EBITDA	$65.3	$49.2	$117.5	$250.2

Outlook
Twelve Months Ending March 31, 2023
Net loss	$(674) to $(631)
Benefit from income taxes	$(101) to $(95)
Interest expense	$105
Depreciation	$109
Amortization of acquired intangibles	$1,026
EBITDA	$465 to $514

Outlook
Three Months Ending December 31, 2022
Net loss	$(160) to $(142)
Benefit from income taxes	$(28) to $(25)
Interest expense	$28
Depreciation	$30
Amortization of acquired intangibles	$294
EBITDA	$164 to $185